Exhibit 99.1

Jabil Posts Fourth Quarter & Fiscal Year 2016 Results

St. Petersburg, FL – September 21, 2016. Today Jabil Circuit, Inc. (NYSE: JBL), reported preliminary, unaudited financial results for its fourth quarter and full fiscal year, ended August 31, 2016, including fourth quarter net revenue of $4.4 billion and record fiscal year net revenue of $18.4 billion.

For the fourth quarter of fiscal year 2016, U.S. GAAP (as defined below) operating income was $93.8 million and U.S. GAAP net diluted earnings per share was $0.20. For fiscal year 2016, U.S. GAAP operating income was $522.8 million and U.S. GAAP net diluted earnings per share was $1.32.

For the fourth quarter of fiscal year 2016, core operating income (as defined below) was $108.3 million and core diluted earnings per share (as defined below) was $0.28. For fiscal year 2016, core operating income was $630.3 million and core diluted earnings per share was $1.86.

“Our fiscal 2016 was characterized by a blend of exceptional performance, significant variability, excellent cost control and wonderful customer care,” said CEO Mark Mondello. “I couldn’t be more pleased with our team in terms of effort and commitment, as they did a brilliant job of controlling what they could control during the year,” he added.

First Quarter of Fiscal Year 2017 Guidance:

• Net revenue	$4.8 billion to $5.0 billion

• U.S. GAAP operating income	$82 million to $152 million

• U.S. GAAP net diluted earnings per share	$0.05 to $0.36 per diluted share

• Core operating income	$175 million to $225 million

• Core diluted earnings per share	$0.54 to $0.74 per diluted share

• Diversified Manufacturing Services	Decrease net revenue 12 percent year-on-year

• Electronics Manufacturing Services	Consistent net revenue year-on-year

• Total Company	Decrease net revenue 6 percent year-on-year

“In fiscal 2017, we’ll continue to deliver upon our recently communicated capital return framework, ensure our global operations are efficiently managed to support our customers and continue to aggressively grow key areas of our business,” added Mondello.

(U.S. GAAP net diluted earnings per share for the first quarter of fiscal year 2017 are currently estimated to include $0.04 per share for amortization of intangibles, $0.13 per share for stock-based compensation expense and related charges and $0.32 to $0.21 per share for restructuring and related charges.)

Restructuring Alignment Plan

In addition, Jabil announced its intention to realign the Company’s global capacity and administrative support infrastructure in order to optimize organizational effectiveness in a more moderate growth environment. The company estimates that the realignment shall result in approximately $195 million in total charges over a two year period. It is currently estimated that $120 million to $150 million will be recorded in fiscal year 2017 and the balance during fiscal year 2018. Jabil estimates that the cash component of these actions is $50 million of which $25 million will be incurred in fiscal year 2017.

Definitions: “U.S. GAAP” means U.S. generally accepted accounting principles. Jabil defines core operating income as U.S. GAAP operating income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges and goodwill impairment charges. Jabil defines core earnings as U.S. GAAP net income before amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges. Jabil defines core diluted earnings per share as core earnings divided by the weighted average number of outstanding diluted shares as determined under U.S. GAAP. Jabil calculates its quarterly core return on invested capital by annualizing its after-tax core operating income for its most recently ended quarter and dividing that by a two quarter average of its net invested capital base. Jabil calculates its annual core return on invested capital by taking its after-tax core operating income for its most recently ended fiscal year and dividing that by a two year average of its net invested capital base. Jabil reports core operating income, core earnings, core diluted and basic earnings per share and core return on invested capital to provide investors an additional method for assessing operating income, earnings, diluted earnings per share and return on invested capital from what it believes are its core manufacturing operations. See the accompanying reconciliation of Jabil’s core operating income to its U.S. GAAP operating income, its calculation of core earnings and core diluted earnings per share to its U.S. GAAP net income and U.S. GAAP earnings per share, its calculation of core return on invested capital and additional information in the supplemental information.)

Forward looking statements: This news release contains forward-looking statements, including those regarding our anticipated financial results for our fourth quarter of fiscal year 2016 and our full fiscal year 2016; and our positioning for future financial performance in our fiscal year 2017 (including, net revenue, segment net revenue, U.S. GAAP operating income, U.S. GAAP net diluted earnings per share, core operating income, net interest expense, core tax rate, and core diluted earnings per share results and the components thereof, in each case for our first quarter of fiscal year 2017). The statements in this news release are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from our current expectations. Such factors include, but are not limited to: our determination as we finalize our financial results for our fourth quarter of fiscal year 2016 and our full fiscal year 2016 that our financial results and conditions differ from our current preliminary unaudited numbers set forth herein; unexpected, adverse seasonal impacts on demand; performance in the markets in which we operate; changes in macroeconomic conditions; the occurrence of, success and expected financial results from, product ramps; our ability to maintain and improve costs, quality and delivery for our customers; whether our restructuring activities and the realignment of our capacity will adversely affect our cost structure, ability to service customers and labor relations; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing rapid declines in customer demand and other related customer challenges that may occur; our ability to successfully consummate acquisitions and divestitures; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; and our dependence on a limited number of large customers. Additional factors that could cause such differences can be found in our Annual Report on Form 10-K for the fiscal year ended August 31, 2015, subsequent Reports on Forms 10-Q and 8-K and our other securities filings. We assume no obligation to update these forward-looking statements.

Supplemental Information: The financial results disclosed in this release include certain measures calculated and presented in accordance with U.S. GAAP. In addition to the U.S. GAAP financial measures, Jabil provides supplemental, non-U.S. GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-U.S. GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable U.S. GAAP measures. The non-U.S. GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-U.S. GAAP financial measures used by other companies. Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense and related charges, restructuring and related charges, distressed customer charges, acquisition costs and certain purchase accounting adjustments, loss on disposal of subsidiaries, settlement of receivables and related charges, impairment of notes receivable and related charges, goodwill impairment charges, income (loss) from discontinued operations, gain (loss) on sale of discontinued operations and certain other expenses, net of tax and certain deferred tax valuation allowance charges) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core operating income, core return on invested capital, core earnings and core diluted and basic earnings per share to provide investors an additional method for assessing operating income, earnings and earnings per share from what it believes are its core manufacturing operations. Among other uses, management uses non-U.S. GAAP financial measures to make operating decisions, assess business performance and as a factor in determining certain employee performance when determining incentive compensation. Included in this release are Condensed Consolidated Statements of Operations as well as a reconciliation of the disclosed core financial measures to the most directly comparable U.S. GAAP financial measures.

Company Conference Call Information: Jabil will hold a conference call to discuss its earnings for the fourth quarter and full fiscal year, ended August 31, 2016, today at 4:30 p.m. ET live on the Internet at http://www.jabil.com. The call will be recorded and archived on the web at http://www.jabil.com. A taped replay of the conference call will also be available September 21, 2016 at approximately 7:30 p.m. ET through midnight on September 28, 2016. To access the replay, call (855) 859-2056 from within the United States, or (404) 537-3406 outside the United States. The pass code is: 66720175. An archived webcast of the conference call will be available at http://www.jabil.com/investors/.

About Jabil

Jabil is a product solutions company providing comprehensive electronics design, production and product management services to global electronics and technology companies. Offering complete product supply chain management from facilities in 28 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on Jabil’s website: jabil.com.

Company Contacts:

Beth Walters

Senior Vice President, Investor Relations & Communications

(727) 803-3511

beth_walters@jabil.com

Adam Berry

Senior Director, Investor Relations

(727) 803-5772

adam_berry@jabil.com

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	August 31, 2016 (Unaudited)	August 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$912,059	$913,963
Accounts receivable, net	1,359,610	1,467,247
Inventories	2,456,612	2,507,264
Prepaid expenses and other current assets	1,120,100	898,790
Deferred income taxes	—	79,045

Total current assets	5,848,381	5,866,309
Property, plant and equipment, net	3,331,879	2,804,333
Goodwill and intangible assets, net	891,727	745,918
Deferred income taxes	148,859	85,169
Other assets	101,831	89,871

Total assets	$10,322,677	$9,591,600

LIABILITIES AND EQUITY
Current liabilities:
Current installments of notes payable, long-term debt and capital lease obligations	$45,810	$322,966
Accounts payable	3,593,195	3,663,264
Accrued expenses	1,929,051	1,685,589
Deferred income taxes	—	2,455

Total current liabilities	5,568,056	5,674,274
Notes payable, long-term debt and capital lease obligations, less current installments	2,074,012	1,335,818
Other liabilities	78,018	67,951
Income tax liabilities	90,804	96,379
Deferred income taxes	54,290	82,167

Total liabilities	7,865,180	7,256,589

Commitments and contingencies
Equity:
Jabil Circuit, Inc. stockholders’ equity:
Preferred stock	—	—
Common stock	250	247
Additional paid-in capital	2,034,525	1,955,104
Retained earnings	1,660,820	1,468,910
Accumulated other comprehensive loss	(39,877)	(50,854)
Treasury stock, at cost	(1,217,547)	(1,058,551)

Total Jabil Circuit, Inc. stockholders’ equity	2,438,171	2,314,856
Noncontrolling interests	19,326	20,155

Total equity	2,457,497	2,335,011

Total liabilities and equity	$10,322,677	$9,591,600

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Fiscal year ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Net revenue	$4,430,763	$4,680,813	$18,353,086	$17,899,196
Cost of revenue	4,107,114	4,304,239	16,825,382	16,395,978

Gross profit	323,649	376,574	1,527,704	1,503,218
Operating expenses:
Selling, general and administrative	208,334	209,465	924,427	862,647
Research and development	7,521	8,142	31,954	27,645
Amortization of intangibles	10,971	7,352	37,121	24,449
Restructuring and related charges	3,020	1,232	11,369	33,066

Operating income	93,803	150,383	522,833	555,411
Interest and other, net	33,586	29,095	135,788	123,765

Income from continuing operations before tax	60,217	121,288	387,045	431,646
Income tax expense	21,510	30,276	132,149	137,461

Income from continuing operations, net of tax	38,707	91,012	254,896	294,185

Discontinued operations:
Loss from discontinued operations, net of tax	—	(2,473)	—	(7,698)
Loss on sale of discontinued operations, net of tax	—	—	—	(875)

Discontinued operations, net of tax	—	(2,473)	—	(8,573)

Net income	38,707	88,539	254,896	285,612
Net income attributable to noncontrolling interests, net of tax	642	837	801	1,593

Net income attributable to Jabil Circuit, Inc.	$38,065	$87,702	$254,095	$284,019

Earnings per share attributable to the stockholders of Jabil Circuit, Inc.:
Basic:
Income from continuing operations, net of tax	$0.20	$0.47	$1.33	$1.51

Discontinued operations, net of tax	$0.00	$(0.01)	$0.00	$(0.04)

Net income	$0.20	$0.45	$1.33	$1.47

Diluted:
Income from continuing operations, net of tax	$0.20	$0.46	$1.32	$1.49

Discontinued operations, net of tax	$0.00	$(0.01)	$0.00	$(0.04)

Net income	$0.20	$0.45	$1.32	$1.45

Weighted average shares outstanding:
Basic	189,139	193,904	190,413	193,689

Diluted	191,602	196,351	192,750	196,005

JABIL CIRCUIT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Fiscal year ended
	August 31, 2016	August 31, 2015
Cash flows from operating activities:
Net income	$254,896	$285,612
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	696,752	529,176
Restructuring and related charges	1,170	4,445
Provision for allowance for doubtful accounts	919	9,752
Recognition of stock-based compensation expense and related charges	58,997	62,560
Deferred income taxes	(23,155)	(10,912)
Loss on sale of property, plant and equipment	12,921	12,316
Other, net	8,448	659
Change in operating assets and liabilities, exclusive of net assets acquired:
Accounts receivable	122,115	(292,706)
Inventories	67,966	(483,071)
Prepaid expenses and other current assets	(194,337)	113,012
Other assets	(4,425)	25,034
Accounts payable, accrued expenses and other liabilities	(86,060)	984,651

Net cash provided by operating activities	916,207	1,240,528

Cash flows from investing activities:
Cash paid for business and intangible asset acquisitions, net of cash	(242,143)	(177,632)
Proceeds from sale of discontinued operations, net of cash	—	10,191
Acquisition of property, plant and equipment	(924,239)	(963,145)
Proceeds from sale of property, plant and equipment	26,031	15,784
Issuance of notes receivable	(29,380)	—
Investments in non-marketable equity securities	(10,250)	(11,939)
Other, net	—	5,294

Net cash used in investing activities	(1,179,981)	(1,121,447)

Cash flows from financing activities:
Borrowings under debt agreements	6,904,215	5,966,937
Payments toward debt agreements	(6,445,922)	(5,988,232)
Payments to acquire treasury stock	(148,340)	(85,576)
Dividends paid to stockholders	(62,436)	(63,138)
Net proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	20,910	18,062
Treasury stock minimum tax withholding related to vesting of restricted stock	(10,656)	(7,606)
Other, net	(4,259)	(3,242)

Net cash provided by (used in) financing activities	253,512	(162,795)

Effect of exchange rate changes on cash and cash equivalents	8,358	(42,572)

Net decrease in cash and cash equivalents	(1,904)	(86,286)
Cash and cash equivalents at beginning of period	913,963	1,000,249

Cash and cash equivalents at end of period	$912,059	$913,963

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands, except for per share data)

(Unaudited)

	Three months ended		Fiscal year ended
	August 31, 2016	August 31, 2015	August 31, 2016	August 31, 2015
Operating income (U.S. GAAP)	$93,803	$150,383	$522,833	$555,411
Amortization of intangibles	10,971	7,352	37,121	24,449
Stock-based compensation expense and related charges	492	9,459	58,997	62,563
Restructuring and related charges	3,020	1,232	11,369	33,066
Acquisition costs and certain purchase accounting adjustments	—	(5,480)	—	(5,480)

Core operating income (Non-U.S. GAAP)	$108,286	$162,946	$630,320	$670,009

Net income attributable to Jabil Circuit, Inc. (U.S. GAAP)	$38,065	$87,702	$254,095	$284,019
Amortization of intangibles, net of tax	11,551	7,032	35,617	23,925
Stock-based compensation expense and related charges, net of tax	268	10,443	58,006	62,914
Restructuring and related charges, net of tax	3,025	1,048	11,381	32,219
Acquisition costs and certain purchase accounting adjustments, net of tax	—	(5,480)	—	(5,480)
Loss from discontinued operations, net of tax	—	2,473	—	7,698
Loss on sale of discontinued operations, net of tax	—	—	—	875

Core earnings (Non-U.S. GAAP)	$52,909	$103,218	$359,099	$406,170

Net earnings per share (U.S. GAAP):
Basic	$0.20	$0.45	$1.33	$1.47

Diluted	$0.20	$0.45	$1.32	$1.45

Core earnings per share (Non-U.S. GAAP):
Basic	$0.28	$0.53	$1.89	$2.10

Diluted	$0.28	$0.53	$1.86	$2.07

Weighted average shares outstanding used in the calculations of earnings per share (U.S. GAAP and Non-U.S. GAAP):
Basic	189,139	193,904	190,413	193,689

Diluted	191,602	196,351	192,750	196,005

JABIL CIRCUIT, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA

RECONCILIATION OF U.S. GAAP FINANCIAL RESULTS TO NON-U.S. GAAP MEASURES

(in thousands)

(Unaudited)

CALCULATION OF RETURN ON INVESTED CAPITAL

AND CORE RETURN ON INVESTED CAPITAL

The Company calculates: (1) its “Return on Invested Capital” by annualizing its “after-tax U.S. GAAP operating income” for its most recently-ended quarter and dividing that by the average of its “net invested capital asset base” and (2) its “Core Return on Invested Capital” by annualizing its “after-tax non-U.S. GAAP core operating income” for its most recently-ended quarter and dividing that by the “average net invested capital asset base.”

The Company calculates: (1) its “after-tax U.S. GAAP operating income” by subtracting a certain tax effect (the calculation of which is explained below) from its U.S. GAAP operating income and (2) its “after-tax non-U.S. GAAP core operating income” as its non-U.S. GAAP core operating income less a certain tax effect (the calculation of which is explained below). See elsewhere in this earnings release for a reconciliation of the Company’s non-U.S. GAAP core operating income to its U.S. GAAP operating income.

The Company calculates its “average net invested capital asset base” as the sum of the averages (the calculations of which are explained below) of its stockholders’ equity, current and non-current portions of its notes payable, long-term debt and capital lease obligations less the average (the calculation of which is explained below) of its cash and cash equivalents.

The following table reconciles (1) “Return on Invested Capital,” as calculated using “after-tax U.S. GAAP operating income” to (2) “Core Return on Invested Capital,” as calculated using “after-tax non-U.S. GAAP core operating income”:

	Three months ended	Twelve months ended
	August 31, 2016	August 31, 2016
Numerator:
Operating income (U.S. GAAP)	$93,803	$522,833
Tax effect(1)	(21,352)	(131,893)

After-tax operating income	72,451	390,940
	x4	x1

Annualized after-tax operating income	$289,804	$390,940

Core operating income (Non-U.S. GAAP)	$108,286	$630,320
Tax effect(2)	(21,024)	(134,426)

After-tax core operating income	87,262	495,894
	x4	x1

Annualized after-tax core operating income	$349,048	$495,894

Denominator:
Average total Jabil Circuit, Inc. stockholders’ equity(3)	$2,465,311	$2,376,513
Average notes payable, long-term debt and capital lease obligations, less current installments(3)	1,932,520	1,704,915
Average current installments of notes payable, long-term debt and capital lease obligations(3)	202,847	184,388
Average cash and cash equivalents(3)	(899,525)	(913,011)

Net invested capital asset base	$3,701,153	$3,352,805

Return on Invested Capital (U.S. GAAP)	7.8%	11.7%
Adjustments noted above	1.6%	3.1%
Core Return on Invested Capital (Non-U.S. GAAP)	9.4%	14.8%

(1)	This amount is calculated by adding the amount of income taxes attributable to its operating income (U.S. GAAP) and its interest expense.

(2)	This amount is calculated by adding the amount of income taxes attributable to its core operating income (Non-U.S. GAAP) and its interest expense.
(3)	The average is based on the addition of the account balance at the end of the most recently-ended quarter to the account balance at the end of the prior quarter for the three months ended August 31, 2016 and dividing by two. The average is based on the addition of the account balance at the end of the most recently-ended fiscal year to the account balance at the end of the prior fiscal year for the twelve months ended August 31, 2016 and dividing by two.